Contact at Winthrop Realty Trust
Beverly Bergman
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: bbergman@firstwinthrop.com

FOR IMMEDIATE RELEASE
May 23, 2012

WINTHROP REALTY TRUST ACQUIRES MATURED MORTGAGE LOAN

FOR IMMEDIATE RELEASE – BOSTON, May 23, 2012/ -- Winthrop Realty Trust (NYSE:FUR) announced today that it has acquired a first mortgage loan secured by a 326,000 square foot commercial building located in Ft. Lauderdale, Florida containing approximately 47,000 square feet of retail and 279,000 square feet of office space that is currently 74.4% leased.  The loan, which is currently in maturity default, has an outstanding balance, inclusive of interest, default interest and late charges, of approximately $44.9 million and was acquired for approximately $42.8 million.

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About Winthrop Realty Trust

Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.  Additional information on Winthrop Realty Trust is available on its Web site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports.  Further information relating to the Company’s financial position, results of operations, and investor information is contained in the Company’s annual and quarterly reports filed with the SEC and available for download at its website www.winthropreit.com or at the SEC website www.sec.gov.